Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002

I, Henry Gabbay, President and Principal Executive Officer of BlackRock FundsSM (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 26, 2007	/s/ Henry Gabbay
Henry Gabbay, President and Principal Executive Officer

I, Donald C. Burke, Treasurer and Principal Financial Officer of BlackRock FundsSM (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 26, 2007	/s/ Donald C. Burke
Donald C. Burke, Treasurer and Principal Financial Officer